UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported) June 7, 2006
SOLECTRON CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 957-8500

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01 Entry into a Material Definitive Agreement
SIGNATURES

SECTION 1 – Registrant’s Business and Operations
ITEM 1.01 Entry into a Material Definitive Agreement
On May 30, 2006, Solectron Corporation announced the termination of its employment relationship with Marc Onetto, its Executive Vice President of Worldwide Operations, which will be effective on June 23, 2006. On June 7, 2006, pursuant to the terms of his employment agreement, Mr. Onetto entered into a Consulting Agreement and General Release (the “Agreement”) with Solectron. Reference is made to Mr. Onetto’s original employment agreement (the “Employment Agreement”) which was filed as an exhibit to our Form 10-K filed on November 14, 2003, and was amended on April 6, 2005 as disclosed on a Report on Form 8-K filed on April 12, 2005.
Pursuant to the Agreement, Mr. Onetto will continue as a full time employee (but not as an officer) of Solectron until June 23, 2006 (the “Transition Date”). Thereafter, Mr. Onetto will serve as a consultant to the Company for six months (the “Consulting Term”). During the Consulting Term, Solectron will pay Mr. Onetto aggregate consulting fees equal to one-half (1/2) of the sum of Mr. Onetto’s annual Base Salary and Target Bonus (each as defined in the Employment Agreement), each at the level in effect on the Transition Date. Mr. Onetto’s outstanding stock options and other equity awards will continue to vest during the Consulting Term in accordance with the applicable vesting schedule(s), and Mr. Onetto will receive Company-paid coverage for himself and his eligible dependents under the Company’s benefits plans during the Consulting Term.
In consideration for the release of claims and conditioned upon Mr. Onetto’s compliance with all conditions and covenants contained in the Agreement, including provisions regarding confidentiality, non-disparagement, non-competition and non-solicitation, Mr. Onetto is entitled to receive the following severance benefits in accordance with the terms of his Employment Agreement (capitalized terms, unless otherwise set forth herein, as defined in the Employment Agreement): (i) vesting and payout of the Deferred Compensation Payment; (ii) full vesting of the Restricted Stock; (iii) release of any repayment obligation with regards to the Signing Bonus; (iv) a lump sum payment at the end of the Consulting Term equal to one times Mr. Onetto’s annual Base Salary and Target Bonus, each at the level in effect on the Transition Date; and (v) Company-paid coverage for himself and his eligible dependents under the Company’s benefits plans for 12 months following the end of the Consulting Term.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2006	Solectron Corporation
/s/ Todd DuChene
Todd DuChene
Senior Vice President, General Counsel and Secretary